UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 25, 2020
Date of Report (Date of earliest event reported)

POSITIVE PHYSICIANS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-38814	83-0824448
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

100 Berwyn Park, Suite 220 850 Cassatt Road, Berwyn, PA	19312
(Address of principal executive offices)	(Zip Code)

(888) 335-5335
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PPHI	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2020, the Board of Directors (the “Board”) of Positive Physicians Holdings, Inc. (the “Company”) accepted the resignations of Craig A. Huff and James L. Zech.  Mr. Huff and Mr. Zech did not resign from the Board as a result of any disagreement with the Company on any matter relating to its operations, policies or practices.  Mr. Zech had also served as a member of the Company’s Audit and Compensation Committees of the Board.

On March 25, 2020, the Company’s Board also appointed Jack Sun as a member of the Board, effective immediately.  As of the time of this filing, the Board has not made a final determination regarding the committees of the Board, if any, to which Mr. Sun will be appointed.

Mr. Sun is a Vice President of Insurance Capital Group, the majority owner of the Company, and he previously was a Vice President at Reservoir Capital Group, where he was a member of the investment team.  Prior to that, Mr. Sun was an investment professional at Centerbridge Partners, where he focused on the firm’s distressed credit and private equity opportunities, and he began his career at Lazard in the Restructuring Group.  Mr. Sun received an A.B. in Economics with a secondary in Statistics from Harvard College.

In connection with the changes noted above, the size of the Company’s Board was decreased from nine to eight members.

Item 8.01   Other Events

Due to the outbreak of, and local, state and federal governmental responses to, the COVID-19 coronavirus pandemic, Positive Physicians Holdings, Inc. (the “Company”) is filing this Current Report on Form 8-K to report that it will be relying on an order issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020 (which extended and superseded a prior order issued on March 4, 2020), pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465) (the “Order”), regarding exemptions granted to certain public companies.  The Order allows a registrant to delay the filing of certain reports required to be filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), up to an additional 45 days after the original due date if a registrant’s ability to file such report timely is affected due to COVID-19.

The Company’s operations and business have experienced disruptions due to the conditions surrounding the COVID-19 pandemic spreading throughout the United States.  These disruptions include, but are not limited to: office closures and the distraction to maintaining operation continuance during remote operations due to suggested, and mandated, illness, social quarantining and work from home orders.  The Company’s management has devoted substantial time and attention to assessing the potential impact of COVID-19 and those events on the Company’s operations and financial position and developing operational and financial plans to address those matters, which has diverted management resources from completing all of the tasks necessary to file the Annual Report by its March 30, 2020 due date.

As a result, the Company is relying on the Order and delaying the filing of its Annual Report. The Company expects to file its Annual Report by no later than May 14, 2020, 45 days after the original due date of its Annual Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITIVE PHYSICIANS HOLDINGS, INC.

Dated: March 30, 2020

	By:	/s/ Donovan C. Augustin
	Name:	Donovan C. Augustin
	Title:	Chief Financial Officer

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